UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2008 (May 22, 2008)
Date of Report (Date of earliest event reported)

VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)

(951)271-4232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 22, 2008, Vineyard National Bancorp (the “Company”) issued a press release announcing that it has regained compliance with the requirements for continued listing on The NASDAQ Global Select Market and the American Stock Exchange, following the filing of its Annual Report on Form 10-K for the year ended December 31, 2007 on May 19, 2008 and the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 on May 21, 2008.  As a result, the previously announced reviews of the Company’s listing status by The NASDAQ Stock Market and the American Stock Exchange have been closed and the Company’s common stock will continue to be listed on The NASDAQ Global Select Market and the Company’s 7.5% Series D Noncumulative Preferred Stock will continue to be listed on the American Stock Exchange.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Vineyard National Bancorp dated May 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: May 22, 2008	By:	/s/ Gordon Fong
Gordon Fong
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release of Vineyard National Bancorp dated May 22, 2008.